As filed with the Securities and Exchange Commission on March 9, 1999
                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                             EARTHLINK NETWORK, INC.
               (Exact name of issuer as specified in its charter)


         Delaware                                        58-2389244
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                               3100 New York Drive
                                    Suite 210
                           Pasadena, California 91107
                    (Address of principal executive offices)

                               -------------------

                             Earthlink Network, Inc.
                              Consulting Agreement
                            (Full title of the plan)
                               -------------------

                                Kirsten L. Hansen
                     Secretary and Director of Legal Affairs
                               3100 New York Drive
                                    Suite 210
                           Pasadena, California 91107
                                 (626) 296-2400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               -------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------- ------------------- --------------------- --------------------- ------------------

                                                        Proposed maximum      Proposed maximum
      Title of securities            Amount to be        offering price           aggregate           Amount of
       to be registered              registered(1)        per share(2)        offering price(2)   registration fee
--------------------------------- ------------------- --------------------- --------------------- ------------------

Common Stock, $.01                      20,000               $61.19              $1,223,800            $361.02
par value....................           shares
--------------------------------- ------------------- --------------------- --------------------- ------------------

(1) Represents shares granted pursuant to an employee benefit plan as defined in Rule 405. Pursuant to Rule 416(a) the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)          Estimated solely for the purpose of computing the registration fee.
             This amount was calculated pursuant to Rule 457(c) on the basis of $61.19 per share, which was the average of the high and low prices of the registrant's Common Stock on the Nasdaq National Market System on March 3, 1999, as reported in The Wall Street Journal.
--------------------------------------------------------------------------------

                              EXPLANATION STATEMENT


         This Registration Statement on Form S-8 is being filed pursuant to General Instruction E of Form S-8 to register 20,000 additional shares of EarthLink Network, Inc. (the "Company") common stock, $.01 par value per share ("Common Stock") which have not been registered to date (the "Shares"). The Shares were issued to Robert L. Zangrillo ("Mr. Zangrillo") as compensation for consulting services rendered to the Company through New Media Group, Inc. ("New Media") of which Mr. Zangrillo is the principal owner. Such services were rendered pursuant to a Consulting Agreement between the Company and New Media effective as of January 8, 1997 (the "Effective Date") under which the Company agreed to issue to New Media up to 20,000 shares of Common Stock to be issued in two equal increments of 10,000 shares on each of the first and second anniversary of the Effective Date (the "Consulting Agreement"). On July 1, 1998, a two for one stock split was approved by the board of Directors and Stockholders of the Company thereby increasing the number of shares to be issued to Mr. Zangrillo on the second anniversary of the Effective Date from 10,000 to 20,000 shares. Pursuant to the Consulting Agreement the Company agreed to exert good faith efforts to register the Shares on behalf of Mr. Zangrillo, on Form S-8 upon request by New Media.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.   PLAN INFORMATION.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with the Commission.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, filed by the Company with the Commission are incorporated herein by reference and made a part hereof:

                  (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 000-20799);

                  (ii) The Company's Current Report on Form 8-K, dated August 13, 1998 (File No. 000-20799);

                  (iii) The Company's Quarterly Report on Form 10-Q dated August
                        14, 1998;

                  (iv) The Company's Quarterly Report on Form 10-Q dated May 15, 1998;

                  (v) The Company's current Report Form 8-K dated February 17, 1998; and

                  (vi) The description of the Company's Common Stock, $.01 par value per share, contained in the Company's Registration Statement on Form 8-A filed on January 9, 1997 (Registration No. 000-20799).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the General Corporation Law of the State of Delaware, as amended, the Company has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his or her being a director or officer of the Company if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision.

         Article XII of the Company's By-laws generally permits indemnification of directors and officers to the fullest extent authorized by the General Corporation Law of the State of Delaware. In addition, the company maintains customary directors' and officers' liability insurance.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.   EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

    EXHIBIT NO.                   DESCRIPTION
    -----------                   -----------

        4.1*         Amended and Restated Certificate of Incorporation.
        4.2**        Bylaws.
        4.3***       Specimen Stock Certificate.
        4.4****      Consulting Agreement dated January 8, 1997, between
                     EarthLink  Network, Inc. and New Media Group, Inc.


    EXHIBIT NO.                   DESCRIPTION
    -----------                   -----------

         5 Opinion of Hunton & Williams with respect to the securities being registered.
        23.1         Consent of Hunton & Williams (included in Exhibit 5).
        23.2 Consent of PricewaterhouseCoopers LLP, independent accountants.
         24          Power of Attorney (see signature pages to this Registration
                     Statement).

--------------
* Incorporated herein by reference to Exhibit 3.1 in the Company's Registration Statement on Form S-1 (Registration No. 333-15871).

** Incorporated herein by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 (Registration No. 333-15871).

*** Incorporated herein by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-1 (Registration No. 333-15871).

**** Incorporated herein by reference to Exhibit 4.4 of the Company's Registration Statement on Form S-8 (Registration No. 333-50963).

ITEM 9.   UNDERTAKINGS.

         (a)      The Company hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pasadena, California on this 9th day of March, 1999.

                                                EARTHLINK NETWORK, INC.


                                                By: /s/ CHARLES G. BETTY
                                                    ----------------------------
                                                    Charles G. Betty
                                                    President, Chief Executive
                                                    Officer and Director

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Charles G. Betty and Grayson Hoberg as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitutes, could lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on March 9, 1999 by the following persons in the capacities indicated.



/S/ CHARLES G. BETTY                    President, Chief Executive Officer and Director
-------------------------------------   (principal executive officer)
Charles G. Betty


/S/ GRAYSON L. HOBERG                   Senior Vice President, Finance and Chief Financial
-------------------------------------   Officer (principal financial and accounting
Grayson L. Hoberg                       officer)


/S/ SKY D. DAYTON                       Director
-------------------------------------
Sky D. Dayton


/S/ SIDNEY AZEEZ                        Director
-------------------------------------
Sidney Azeez


/S/ ROBERT M. KAVNER                    Director
-------------------------------------
Robert M. Kavner


/S/ LINWOOD A. LACY, JR                 Director
-------------------------------------
Linwood A. Lacy, Jr.


                                      II-5


/S/ PAUL MCNULTY                        Director
-------------------------------------
Paul McNulty


/S/ KEVIN M. O'DONNELL                  Director
-------------------------------------
Kevin M. O'Donnell


/S/ REED E. SLATKIN                     Director
-------------------------------------
Reed E. Slatkin


/S/ PATTI S. MANUEL                     Director
-------------------------------------
Patti S. Manuel


/S/ WILLIAM T. ESREY                    Director
-------------------------------------
William T. Esrey

                                  EXHIBIT INDEX


    EXHIBIT NO.                          DESCRIPTION
    -----------                          -----------

        4.1*         Amended and Restated Certificate of Incorporation.
        4.2**        Bylaws.
        4.3***       Specimen Stock Certificate.
        4.4****      Consulting  Agreement dated January 8, 1997, between
                     EarthLink Network, Inc. and New Media Group, Inc.
         5           Opinion of Hunton & Williams with respect to the securities being registered.
        23.1         Consent of Hunton & Williams (included in Exhibit 5).
        23.2         Consent of PricewaterhouseCoopers LLP, independent
                     accountants.
         24          Power of Attorney(see signature pages to this Registration
                     Statement).

* Incorporated herein by reference to Exhibit 3.1 in the Company's Registration Statement on Form S-1 (Registration No. 333-15871).

** Incorporated herein by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 (Registration No. 333-15871).

*** Incorporated herein by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-1 (Registration No. 333-15871).

**** Incorporated herein by reference to Exhibit 4.4 of the Company's Registration Statement on Form S-8 (Registration No. 333-50963).